UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported):
                       March 6, 2006 (February 28, 2006)

                         AMERICAN RETIREMENT CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

         Tennessee                   01-13031                   62-1674303
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)

            111 Westwood Place, Suite 200
                 Brentwood, Tennessee                              37027
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       (Address of Principal Executive Offices)                  (Zip Code)

                                 (615) 221-2250
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
           Off- Balance Sheet Arrangement of a Registrant

     On February 28, 2006, we completed the acquisition, through two newly-formed joint ventures, of four senior living communities from affiliates of Cypress Senior Living, Inc. for an aggregate purchase price of $146,286,500 (subject to customary closing adjustments), plus transaction expenses. The communities are located in Arlington, Dallas and Ft. Worth, Texas and Leawood, Kansas.

     In order to consummate the acquisition, we assigned our rights in the purchase agreement to two joint venture entities owned 20% by us and 80% by affiliates of CNL Capital Investments Corp. Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., provided the joint ventures with approximately $95.5 million of first mortgage financing for the acquisition, which is evidenced by two credit and security agreements. The debt has a three year term with two twelve month extension options and requires the payment of interest only at a floating rate based upon one month LIBOR plus 2.10%. The remainder of the purchase price was funded by proportional capital contributions by the joint venturers.

     At closing, we also entered into long-term management agreements pursuant to which we agreed to manage the communities.

     We will consolidate the operating results of the joint ventures during an interim period until our venture partner completes its syndication of its equity investment. Upon completion of the syndication, we expect to account for our interest in the joint ventures under the equity method of accounting.


Risks Associated with Forward-Looking Statements
------------------------------------------------

     This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of us or our management, including, but not limited to, all statements regarding our expectations concerning the future financial performance or accounting treatment of the acquired communities and their effect on our financial performance. All forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) our ability to successfully integrate the Cypress portfolio into our operations, (ii) the risk that we will be unable to improve our results of operations, increase cash flow and reduce expenses, (iii) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (iv) the risks associated with our debt and lease obligations, and (v) the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2005 under the caption "Risk Factors" and in our other filings with the SEC.

     Should one or more of those risks materialize, actual results could differ materially from those forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could prove to be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our forecasts, expectations, objectives or plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Item 7.01. Regulation FD Disclosure

     On March 6, 2006, we issued a press release describing the foregoing transaction. A copy of the press release is furnished herewith as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

  (d) Exhibits.

         99.1   Press Release dated March 6, 2006


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN RETIREMENT CORPORATION


                                   By: /s/  Bryan D. Richardson
                                       -----------------------------------------
                                       Bryan D. Richardson
                                       Executive Vice President - Finance
                                       and Chief Financial Officer

Date:  March 6, 2006


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                                  EXHIBIT INDEX


     Exhibit
     Number         Description
     ------         -----------

        99.1        Press Release dated March 6, 2006